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                                                             EXHIBIT (8)(ff)(ii)

                                  July 2, 2003

Mr. Nori L. Gabert
Vice President and Assistance Secretary
SunAmerica Series Trust
2929 Allen Parkway
Houston, Texas 77019

     Re: Amendment of Sections 2.2, 2.16 and Schedule A of the Participation Agreement between SunAmerica Series Trust ("SAST") and American General Life Insurance Company ("AGL") dated May 1, 2002 (the "Agreement")

Dear Ms. Gabert:

     The purpose of this letter is to amend sections 2.2, 2.16 and Schedule A of the Agreement.

     Section 2.2 is hereby amended to read as follows:
     ------------------------------------------------

     2.2 At least annually, the Trust or its designees shall provide the Company, with a copy of the current prospectuses (describing only the Portfolios used in the Contracts) for the Shares. If requested by the Company, the Trust or its designees shall provide such documentation (including a "camera ready" copy of the new prospectus as set in type or, at the request of the Company, a diskette in the form sent to the financial printer) and other assistance as is reasonably necessary in order for the parties hereto once each year (or more frequently if the prospectus for the Shares is supplemented or amended) to have the prospectus for the Shares printed. For prospectuses for the Shares provided by the Company to its existing owners of Contracts invested in the Shares in order to update disclosure as required by the 1933 Act and/or the 1940 Act, the cost of printing shall be borne by the Trust. All other printing costs of the prospectuses for the Shares, and all costs of mailing prospectuses for the Shares shall be borne by the Company. In the event that the Company requests that the Trust or its designees provide the Trust's prospectuses in a "camera ready" or diskette format, the Trust shall be responsible solely for providing the prospectuses in the format in which it is accustomed to formatting prospectuses and shall bear the expense of providing the prospectuses in the format in which they accustomed to formatting prospectuses (e.g., typesetting expenses), and the Company shall bear the expense of adjusting or changing the format.

     Section 2.16 is hereby amended to read as follows:
     -------------------------------------------------

     2.16 All expenses incident to performance by the Trust under this Agreement shall be paid by the Trust. The Trust shall see to it that any offering of its shares is registered and that all of its shares are authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Trust, in accordance with applicable state laws prior to their sale. The Trust shall bear the cost of (i) registration and qualification of the Trust, (ii) preparation and filing of the Trust's prospectuses, statements of additional

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Nori L. Gabert
July 2, 2003
Page 2

           information, registration statement, proxy materials and reports,
           (iii) setting in type and printing the prospectus for the Shares provided by the Company to it existing owners of Contracts invested in the Shares in order to update disclosure as required by the 1933 Act and/or the 1940 Act, (iv) setting in type and printing proxy materials and reports to shareholders, and (v) preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Trust's shares.

     Schedule A is hereby amended to read as follows:
     -----------------------------------------------

                                   SCHEDULE A

         Segregated Accounts of American General Life Insurance Company
             Participating in Portfolios of SunAmerica Series Trust

Name of Separate Account                           Date Established
------------------------                           ----------------

American General Life Insurance Company            May 6, 1997
Separate Account VL-R

American General Life Insurance Company            November 19, 1973
Separate Account D

     If you are agreement with the contents of this letter, please execute two copies returning one copy to the attention of Peter Davidson at 2929 Allen Parkway, A40, Houston, Texas 77019.

                                        AMERICAN GENERAL LIFE
                                        INSURANCE COMPANY


                                        By:
                                           -------------------------------------

                                        Print Name:
                                                    ----------------------------

                                        Title:
                                               ---------------------------------


SUNAMERICA SERIES TRUST


By:
   -----------------------------------

Print Name:
            --------------------------

Title:
       -------------------------------